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                                                                      EXHIBIT 4D


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                      GENERAL ELECTRIC CAPITAL CORPORATION

                                       AND

                   MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY,

                                                  Trustee


                       ----------------------------------

                              AMENDED AND RESTATED

                                    INDENTURE


                            Dated as of June 15, 1994

                        ---------------------------------



                                      Notes



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     THIS AMENDED AND RESTATED INDENTURE, dated as of June 15, 1994, between
GENERAL ELECTRIC CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of New York (the "Company"), and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a banking association duly organized and existing under the laws of the State of Maryland, as trustee (the "Trustee"),

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 15, 1986 (the "Original Indenture"), providing for the issuance by the Company from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors, as supplemented by a First Supplemental Indenture dated as of December 15, 1987, amending certain provisions of the Original Indenture (the Original Indenture as supplemented by the First Supplemental Indenture referred to hereinafter as the "Prior Indenture"); and

     WHEREAS, the Prior Indenture incorporates by reference Articles One through Fourteen of the General Electric Credit Corporation Standard Multiple-Series Indenture Provisions dated, and filed with the Securities and Exchange Commission on, August 25, 1982 (in the Prior Indenture and herein called the "Standard Provisions"); and

     WHEREAS, it is provided in Section 10.01 of the Standard Provisions, among other things, that without the consent of the holder of any security issued under the Prior Indenture, the Company and the Trustee may enter into indentures supplemental thereto to make provisions in regard to matters arising under the Prior Indenture which shall not adversely effect the interests of the holders of any such security; and

     WHEREAS, in accordance with Section 10.01 of the Standard Provisions, the Company desires, and the Trustee has agreed, to enter into this Amended and Restated Indenture to amend and restate the Prior Indenture and the Standard Provisions in their entirety with effect from and after the date hereof; and

     WHEREAS, all acts and things necessary to make this Amended and Restated Indenture a valid agreement of the Company according to its terms, have been done and

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performed, and the execution and delivery of this Amended and Restated Indenture have in all respects been duly authorized,

                           NOW, THEREFORE, WITNESSETH:

     That in order to declare the terms and conditions upon which the Securities (as defined below) issued after the date hereof are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any series thereof, that the Prior Indenture is hereby amended and restated, with effect only from and after the date hereof, in its entirety as follows:

                           INCORPORATION BY REFERENCE

     Solely for the purpose of this Amended and Restated Indenture and the Securities issued from and after the date hereof, the Standard Provisions, as heretofore amended or supplemented, are deleted in their entirety and there is substituted in lieu thereof Articles One through Fourteen of the Amended and Restated General Electric Capital Corporation Standard Multiple-Series Indenture Provisions dated as of June 1, 1994 (the "Amended and Restated Standard Provisions"), which are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

     For purposes of this Amended and Restated Indenture, the terms "Security" or "Securities," when used in the Amended and Restated Standard Provisions, shall mean any Note or Notes, as the case may be, authenticated and delivered under this Amended and Restated Indenture.

     MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY hereby accepts the trusts in this Amended and Restated Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, GENERAL ELECTRIC CAPITAL CORPORATION has caused this Amended and Restated Indenture to be signed and acknowledged by its President, its Chairman of the Board, one of its Vice President or its Treasurer, and its corporate seal to be affixed hereunto, and the same


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to be attested by its Secretary, its Assistant Secretary or one of its Attesting
Secretaries, and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY has caused this Amended and Restated Indenture to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Corporate Trust Officers, as of the day and year first written above.


[CORPORATE SEAL]                   GENERAL ELECTRIC CAPTIAL CORPORATION


                                   By
                                      -------------------------------------
                                      Name:
                                      Title:


Attest:


- -----------------------------------------
Name:
Title:


(CORPORATE SEAL]                   MERCANTILE-SAFE DEPOSIT AND
                                     TRUST COMPANY



                                   By
                                     -----------------------------------
                                     Name:
                                     Title:


Attest:


- -----------------------------------------
Name:
Title:



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STATE OF CONNECTICUT )
                        :  SS.:
COUNTY OF FAIRFIELD  )


          On the __ day of June, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at
 __________________________; that he ____________________is of GENERAL ELECTRIC
CAPITAL CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[NOTARIAL SEAL]



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STATE OF MARYLAND   )
                     :  SS.:
COUNTY OF BALTIMORE )

          On the ___ day of June, 1994, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________; at that he is a _______________________ of MERCANTILE-SAFE
DEPOSIT AND TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


[NOTARIAL SEAL]


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